Electronically Filed
11/7/2017 12:28 PM
Steven D. Grierson
CLERK OF THE COURT

RRPT
Peter Dubowsky, Esq.
Nevada Bar No. 4972
Amanda C. Vogler, Esq.
Nevada Bar No. 13609
DUBOWSKY LAW OFFICE, CHTD.
300 South Fourth Street
Suite 1020
Las Vegas, Nevada 89101
(702) 360-3500
Fax (702) 360-3515
Attorney for Plaintiff

DISTRICT COURT

CLARK COUNTY, NEVADA

SOMERSET CAPITAL, LTD. Plaintiff, vs. BAKHU HOLDINGS, CORP. fka PLANET RESOURCES CORP., a Nevada corporation; and DOES I-X and ROE CORPORATIONS I-X, inclusive Defendants	Case No.: A-15-720990-C Dept No.: XXXII **RECEIVER'S CERTIFICATE NO. 2 ($50,000);**

1. FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Robert Stevens (the "Receiver"), solely in his capacity as the Court Appointed Receiver for Bakhu Holdings, Corp. ("Bakhu" or "Company") issues this Receiver Certificate No. 2 of indebtedness ("Certificate") in the sum total of $50,000 (Fifty Thousand US Dollars) to GHS Investments LLC and their successors and assigns ("Investors") based on the October 16, 2017 executed Promissory Note attached as Exhibit 1.

2. The purpose of this Certificate is to provide funds for working capital, settlement of debt obligations, professional fees including but not limited to Receiver fees, attorney's fees and costs, auditor/accountants fees, transfer agent fees, expert fees and consulting fees, FINRA costs and fees for Corporate Action(s), DTC filing and legal fees, travel, Secretary of State fees of all kinds, and any other reasonable, desirable, required or standard expenses revolving around the maintenance of the Company which is necessary for the protection of its assets.

3. This Certificate, No. 2, is issued under the authority of the Clark County District Court in and for the county of Clark, State of Nevada, pursuant to the Motion and Order, which authorized the Receiver to recur expenses reasonably necessary to preserve and protect the assets of Bakhu and the issuance of Receiver Certificates in $50,000 increments if the Receiver does not have sufficient funds to pay receivership expenses from the Company.

4. This Certificate shall be deemed to be a lean of first priority (along with the previously issued Receiver Certificate No. 1) which shall be repaid prior to all other encumbrances and claims, including but not limited to deeds of trust or mechanics liens, other than the cost of administration of the Receivership Action. The holder of these Certificates is authorized to record a copy of this Certificate with the County Recorder of Clark County, Nevada, or other such county in which the receivership holds any interest in real property, but the failure to so record this Certificate shall not affect the priority of the lien for the obligations owed hereunder. This investor holding Receiver Certificates is equal in priority to their Note holdings.

5. These Certificates are subject to redemption by the Receiver, or any successor Receiver, at any time before maturity by payment to the Receiver Certificate/Note Holder of the principal then owing under this Certificate, providing that there are sufficient funds in the Receivership Action with which to make such a payment. Upon payment in full of this

Certificate, the holder of this Certificate shall immediately return the original, or a copy of the original if the original is not available, of the Certificate to the Receiver, marked "PAID IN FULL" and record a satisfaction of the obligations evidenced by said certificate in any county where the Certificate has previously been recorded.

6. The Certificates will be effective when signed by the Receiver and the funds to be advanced are received by the Receiver.

7. This Receivers Certificate No. 2, are a debt of the Receivership, and the Receiver (and his successors as Receiver) shall have no personal liability with respect to any of the obligations referred to herein.

Dated: November 7, 2017

"Receiver"

By: /s/ Robert L. Stevens
Robert L. Stevens
387 Corona Street, Suite 555
Denver, CO 80218
Telephone No.: (720) 442-7000
Email: robert@somerset.vc

Receiver for Bakhu Holdings, Corp. Inc., fka Planet Resources Corp.

DUBOWSKY LAW OFFICE, CHTD.

By: /s/ Amanda C. Vogler
Peter Dubowsky, Esq.
Nevada Bar No. 4972
Amanda C. Vogler, Esq.
Nevada Bar No. 13609
300 South Fourth Street, Suite 1020
Las Vegas, Nevada 89101
(702) 360-3500
Fax (702) 360-3515
Attorney for Plaintiff

Exhibit “1”

BAKHU HOLDINGS CORP.

A NEVADA CORPORATION

OFFERING OF RECEIVER CERTIFICATES

October 16, 2017, 2017

Transaction Capsule:	➢ **The Receiver for BAKHU HOLDINGS, CORP. hereby offers Receiver Certificates in $50,000 denominations for the purposes of maintaining and preserving the assets of BAKHU HOLDINGS, CORP**

THIS NOTE AND THE RECEIVER CERTIFICATE WILL BE FILED IN THE ACTIVE RECEIVERSHIP PROCEEDING IN NEVADA'S EIGHTH JUDICIAL DISTRICT IN CASE #A-15-720990-C

THESE CERTIFICATES ARE OFFERED ON A GOOD FAITH EXEMPTION FROM STATE AND FEDERAL REGISTRATION AS SECURITIES ISSUED BY A TRUSTEE OR RECEIVER.UNDER NRS §90.530(8) AND MIRRORING EXEMPTIONS IN ALL FIFTY US STATES AS WELL AS SECTION 3(a)(7) OF THE SECURITIES ACT OF 1933 (15 U.S.C. §77c(a)(7)).

OFFERING INFORMATION

THIS OFFERING IS SUBMITTED IN CONNECTION WITH THE ISSUANCE OF RECEIVER CERTIFICATES IN CASE #A-15-720990-C FOR THE PURPOSES OF MAINTAINING AND PRESERVING THE ASSETS OF BAKHU HOLDINGS, CORP, WHICH PRIMARILY CONSISTS OF THE CORPORATION ITSELF AND ITS PUBLIC STATUS. THIS MATERIAL REGARDING PLACEMENT OF THE CERTIFICATES MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE. ANY DISTRIBUTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, IS UNAUTHORIZED.

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT HIS, HER, OR ITS OWN COUNSEL, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT. THE INFORMATION IN THIS MEMORANDUM HAS BEEN OBTAINED FROM SOURCES DEEMED

RELIABLE, BUT NO REPRESENTATION OR WARRANTY IS MADE THAT THE CONTENTS OF THIS MEMORANDUM ARE ACCURATE.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN, WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. THERECIEVER AGREES TO MAKE AVAILABLE, PRIOR TO THE PURCHASE OF RECEIVER CERTIFICATE, TO EACH PROSPECTIVE INVESTOR OR HIS PURCHASER REPRESENTATIVE OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM THE RECEIVER OR ANY PERSON ACTING ON THEIR BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ADDITIONAL INFORMATION, TO THE EXTENT THAT THEY POSSESS SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE INFORMATION SET OUT HEREIN.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THESE SECURITIES AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. AND THE PURCHASER HAS CONCLUDED THEIR OWN DUE DILLIGENCE WITH THIS MEMORANDUM, HAVE HAD OPPORTUNITY TO SPEAK TO COUNSEL AND ANY OTHER APPLICABLE PROFESSIONAL ADVISOR. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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